UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2004

Motorola, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7221

(Commission File Number)

36-1115800

(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois 60196

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 576-5000

Not applicable

(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

The information in this Form 8-K is furnished under “Item 9. Regulation FD Disclosure.” The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On June 18, 2004, Freescale Semiconductor, Inc. (“Freescale”), a separate entity comprised of Motorola, Inc.’s (“Motorola’s”) semiconductor operations, filed Amendment No. 4 to a Registration Statement on Form S-1 (the “Amended Registration Statement”) with the Securities and Exchange Commission. The Amended Registration Statement relates to a proposed initial public offering (the “IPO”) of a minority interest in Freescale.

In the Amended Registration Statement, Freescale provided the following information about expected net sales, the gross margin percentage and certain costs for the second quarter ending July 3, 2004:

•	Net sales to be between $1.4 billion and $1.5 billion, compared to net sales of $1.1 billion for the second quarter ended June 28, 2003 and net sales for the first quarter ended April 3, 2004 of $1.4 billion.

•	Gross margin percentage of approximately 37%, compared to 26% for the second quarter ended June 28, 2003 and 36% for the first quarter ended April 3, 2004.

•	Costs related to the separation of Freescale from Motorola to be approximately $40 million.

Net sales by Freescale represented 16% of Motorola’s consolidated net sales for the first quarter of 2004 and 18% of Motorola’s consolidated net sales for the full year 2003. Motorola reports Freescale results as the Semiconductor Products segment.

Motorola expects to report second quarter results for all its businesses on July 20, 2004.

Any statements in this Form 8-K that are not historical facts are forward-looking statements based on current expectations that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the proposed separation of Freescale and expected results of Freescale for the second quarter ending July 3, 2004. Motorola wishes to caution the reader that the factors below and those on pages 76 through 85 of Motorola’s Annual Report on 10-K and its other SEC filings could cause Motorola’s actual results to differ materially from those stated in the forward-looking statements. These factors include: (1) successful completion of the separation in a timely manner; (2) performance of Freescale in the second quarter of 2004; (3) prospects for continued growth in the semiconductor industry, especially given the recent worldwide semiconductor recession; and (4) satisfaction of conditions to consummating the transaction, some of which are outside of Motorola’s and Freescale’s control.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Dated: June 18, 2004	By:	/s/ Steven J. Strobel
Steven J. Strobel Senior Vice President and Corporate Controller